UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2018
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E., Rockford, Michigan	49351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2018, Wolverine World Wide, Inc. (the “Company”) entered into a 2018 Replacement Facility Amendment (the “Amendment”) to its Credit Agreement, dated as of July 31, 2012 (as previously amended and restated as of October 10, 2013, as further amended and restated on July 13, 2015 and as further amended as of September 15, 2016, the “Credit Agreement”), among the Company, JP Morgan Chase Bank, N.A., as administrative agent and as a lender, Wells Fargo Bank, National Association, Bank of America, N.A. and HSBC Bank USA, N.A., as co-syndication agents and lenders, and the other lenders party thereto.

The Amendment amended and restated the Credit Agreement to, among other things: (i) provide for a term loan A facility (the “Term Facility”) in an aggregate principal amount of $200 million, which will replace the existing term loan facility under the Credit Agreement; (ii) provide for an increased revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Senior Credit Facilities”) with total commitments of $800 million, an increase of $200 million from the existing $600 million revolving credit facility; and (iii) amend the leverage based pricing grid applicable to the Senior Credit Facilities, as described below.

There was $150 million in principal amount of loans outstanding under the Revolving Facility at closing and approximately $2.5 million of existing letters of credit remained issued under the Revolving Facility at closing.

Loans under the Senior Credit Facilities will bear interest at a variable rate equal to either (i) the applicable base rate or (ii) LIBOR or certain other Eurocurrency Rates, as defined in the Credit Agreement, plus in each case an interest margin determined by the Company’s net total leverage ratio, with a range of base rate margins from 0.125% to 0.750% (formerly 0.25% to 1.00% ), and a range of Eurocurrency Rate margins from 1.125% to 1.750% (formerly 1.25% to 2.00%). Commitment fees for unused Revolving Facility capacity will be reduced to a range (also based on net total leverage) from 0.150% to 0.300% (formerly 0.175% to 0.350%).

The maturity date of the loans under the Senior Credit Facilities was extended to December 6, 2023.

Certain other changes were made to the terms of the Senior Credit Facilities, including (i) changes providing greater flexibility with respect to investments and (iii) changes to certain of the financial maintenance covenants.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

10.12018 Replacement Facility Amendment, dated as of December 6, 2018 among the Company, JP Morgan Chase Bank, N.A., as administrative agent and as a lender, Wells Fargo Bank, National Association, Bank of America, N.A. and HSBC Bank USA, N.A., as co-syndication agents and lenders, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2018	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer